Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form F-1 of 4D pharma plc of our report dated April 1, 2021, relating to the consolidated financial statements of 4D pharma plc, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, MA
April 23, 2021